Execution

AMENDMENT TO the AMENDED AND RESTATED
TRANSFER AGENCY agreement

This AMENDMENT (“Amendment”) is made and entered into, as of the latest date on the signature page hereto (the “Effective Date”), by and between BNY Mellon Transfer, Inc., a Maryland corporation (“BNYMTI”), and each Investment Company listed in Schedule B (the “Funds”). BNYMTI and the Funds are collectively referred to as the “Parties” and individually as a “Party”.

WHEREAS, the Parties have entered into a Transfer Agency Agreement dated as of January 1, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and intending to be legally bound, the Parties agree as follows.

1.               Schedule B to the Agreement is hereby deleted and replaced in its entirety with the attached Schedule B dated November 5, 2025.

2.               As hereby amended and supplemented, the Agreement shall remain in full force and effect in accordance with its terms. In the event of a conflict between the terms hereof and the Agreement, this Amendment shall control. From and after the Effective Date, any reference to the Agreement shall be a reference to the Agreement as amended hereby. Capitalized terms not specifically defined herein will have the same meaning ascribed to them under the Agreement.

3.               This Amendment constitutes the sole and entire agreement among the Parties with respect to the matters dealt with herein, and merges, integrates and supersedes all prior and contemporaneous discussions, agreements and understandings between the Parties, whether oral or written, with respect to such matters.

4.               This Amendment may be executed in any number of counterparts, either manually or by Electronic Signature, each of which will be deemed an original, and said counterparts when taken together will constitute one and the same instrument and may be sufficiently evidenced by one set of counterparts. Executed counterparts may be delivered by facsimile or email. “Electronic Signature” means an image, representation or symbol inserted into an electronic copy of the Amendment by electronic, digital or other technological methods.

5.               The governing law provision of the Agreement shall be the governing law provision of this Amendment.

6.               Each of the Parties represents and warrants to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind such Party or Parties to this Amendment, including by Electronic Signature, and any such Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms. The Dreyfus Corporation in its individual capacity represents and warrants that it has the authority to act on behalf of and bind each fund listed on Exhibit B to the terms of this Amendment.

[Remainder of page intentionally left blank]
[Signature page follows]

Execution

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

BNY Mellon Transfer, Inc. By: /s/ Irene D. Pappas Name: Irene D. Pappas Title: President	THE INVESTMENT COMPANIES LISTED ON SCHEDULE B OTHER THAN BNY MELLON FUNDS TRUST By: /s/ David J. DiPetrillo Name: David J. DiPetrillo Title: President
BNY MELLON FUNDS TRUST By: /s/ Lisa Sampson Name: Lisa Sampson Title: President

Execution

SCHEDULE B

FUNDS

(as of November 5, 2025)

BNY Mellon Absolute Insight Funds, Inc.

BNY Mellon Core Plus Fund

BNY Mellon Advantage Funds, Inc.

BNY Mellon Opportunistic Small Cap Fund

BNY Mellon Technology Growth Fund

BNY Mellon Dynamic Value Fund

BNY Mellon Opportunistic Midcap Value Fund

BNY Mellon Dynamic Total Return Fund*

BNY Mellon Global Real Return Fund

BNY Mellon Global Dynamic Bond Income Fund*

BNY Mellon Appreciation Fund, Inc.

BNY Mellon California AMT-Free Municipal Bond Fund, Inc.

BNY Mellon Funds Trust

BNY Mellon Income Stock Fund

BNY Mellon International Equity Income Fund*

BNY Mellon Government Money Market Fund*

BNY Mellon Massachusetts Intermediate Municipal Bond Fund

BNY Mellon Mid Cap Multi-Strategy Fund

BNY Mellon Small Cap Multi-Strategy Fund

BNY Mellon International Fund

BNY Mellon Emerging Markets Fund

BNY Mellon Bond Fund

BNY Mellon Intermediate Bond Fund

BNY Mellon Short-Term U.S. Government Securities Fund*

BNY Mellon National Intermediate Municipal Bond Fund

BNY Mellon National Municipal Money Market Fund*

BNY Mellon National Short-Term Municipal Bond Fund

BNY Mellon Pennsylvania Intermediate Municipal Bond Fund*

BNY Mellon Asset Allocation Fund

BNY Mellon Municipal Opportunities Fund

BNY Mellon Corporate Bond Fund

BNY Mellon New York Intermediate Tax-Exempt Bond Fund*

BNY Mellon Index Funds, Inc.

BNY Mellon SmallCap Stock Index Fund

BNY Mellon S&P 500 Index Fund

BNY Mellon International Stock Index Fund

BNY Mellon Intermediate Municipal Bond Fund, Inc.

BNY Mellon Investment Funds I

BNY Mellon International Equity Fund

BNY Mellon Small/Mid Cap Growth Fund

BNY Mellon Global Fixed Income Fund

BNY Mellon Small Cap Growth Fund*

BNY Mellon Small Cap Value Fund

BNY Mellon Investment Funds II, Inc.

BNY Mellon Global Emerging Markets Fund

BNY Mellon Yield Enhancement Strategy Fund*

BNY Mellon Fixed Income Completion Funds (FICS) – C

BNY Mellon Fixed Income Completion Funds (FICS) – CP

Execution

BNY Mellon Investment Funds III

BNY Mellon High Yield Fund

BNY Mellon International Bond Fund

BNY Mellon Equity Income Fund

BNY Mellon Global Equity Income Fund

BNY Mellon Investment Funds IV, Inc.

BNY Mellon Tax Managed Growth Fund

BNY Mellon Bond Market Index Fund

BNY Mellon Institutional S&P 500 Stock Index Fund

BNY Mellon Floating Rate Income Fund

BNY Mellon Investment Funds V, Inc.

BNY Mellon Large Cap Equity Fund

BNY Mellon Developed Markets Real Estate Securities Fund

BNY Mellon Diversified International Fund*

BNY Mellon Investment Funds VI

BNY Mellon Balanced Opportunity Fund

BNY Mellon Investment Funds VII, Inc.

BNY Mellon Short Term Income Fund

BNY Mellon Investment Portfolios

MidCap Stock Portfolio

Technology Growth Portfolio

Small Cap Stock Index Portfolio

BNY Mellon Large Cap Securities Fund, Inc.

BNY Mellon Midcap Index Fund, Inc.

BNY Mellon Municipal Bond Fund*

BNY Mellon AMT-Free Municipal Bond Fund

BNY Mellon High Yield Municipal Bond Fund

BNY Mellon New Jersey Municipal Bond Fund, Inc.

BNY Mellon New York AMT-Free Municipal Bond Fund

BNY Mellon New York Tax Exempt Bond Fund, Inc.*

BNY Mellon Opportunistic Municipal Securities Fund

BNY Mellon Opportunity Funds

BNY Mellon Natural Resources Fund

BNY Mellon Research Growth Fund, Inc.

BNY Mellon Short Term Municipal Bond Fund

BNY Mellon Stock Funds

BNY Mellon International Core Equity Fund

BNY Mellon Stock Index Fund, Inc.

BNY Mellon Strategic Funds, Inc.

BNY Mellon Active MidCap Fund

BNY Mellon International Stock Fund

BNY Mellon Global Stock Fund

BNY Mellon Select Managers Small Cap Growth Fund*

BNY Mellon Select Managers Small Cap Value Fund*

BNY Mellon U.S. Equity Fund*

BNY Mellon Sustainable U.S. Equity Fund, Inc.

BNY Mellon Sustainable U.S. Equity Portfolio, Inc.

BNY Mellon U.S. Mortgage Fund, Inc.*

BNY Mellon Variable Investment Fund

Growth and Income Portfolio

Appreciation Portfolio

Government Money Market Portfolio

Opportunistic Small Cap Portfolio

BNY Mellon Worldwide Growth Fund, Inc.

Execution

CitizensSelect Funds

Dreyfus Institutional Preferred Treasury Securities Money Market Fund

Dreyfus Cash Management*

Dreyfus Government Cash Management Funds

Dreyfus Government Cash Management

Dreyfus Government Securities Cash Management

Dreyfus Institutional Liquidity Funds

Dreyfus Treasury and Agency Liquidity Money Market Fund

BNY Dreyfus Stablecoin Reserves Fund

Dreyfus Institutional Preferred Government Money Market Funds

Dreyfus Institutional Preferred Plus Money Market Fund

Dreyfus Institutional Reserves Fund

Dreyfus Institutional Preferred Government Money Market Fund

Dreyfus Institutional Preferred Treasury Obligations Fund

Dreyfus Tax Exempt Cash Management Funds*

Dreyfus Tax Exempt Cash Management*

Dreyfus Treasury Obligations Cash Management

Dreyfus Treasury Securities Cash Management

General Money Market Fund, Inc.

Dreyfus Money Market Fund

General Municipal Money Market Funds, Inc.*

Dreyfus National Municipal Money Market Fund*

General New York AMT-Free Municipal Money Market Fund*

Dreyfus NY Municipal Money Market Fund*

*Closed Fund